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                                                                       EXHIBIT 5


[HECLA MINING COMPANY LETTERHEAD]

                                                                   April 7, 1999



Hecla Mining Company
6500 Mineral Drive
Coeur d'Alene, Idaho  83815-8788

Re:  Registration Statement on Form S-8 of Hecla Mining Company
     ----------------------------------------------------------

Ladies and Gentlemen:

     I am Vice President and General Counsel of Hecla Mining Company, a Delaware corporation (the "Company"). I have acted as counsel to the Company in connection with the preparation of the Post Effective Amendment No. 1 to the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement") which relates to the up to 1,000,000 shares of common stock, par value $.25 per share, and associated preferred share purchase rights (the "Common Stock"), of the Company, to be issued pursuant to the Company's 1995 Stock Incentive Plan , as amended (the "Plan").

     In connection with this opinion, I have reviewed the Registration Statement and the exhibits thereto, and I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, certificates of public officials and of officers of the Company, the Plan and other instruments, and such matters of law and fact as I have deemed necessary to render the opinion contained herein.

      Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock available under the Plan, when issued, delivered and paid for in accordance with the terms and conditions of the Plan, will be validly issued, fully paid, and non-assessable.

      I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                              Very truly yours,


                              /s/ Michael B. White
                              -------------------------------
                              Michael B. White
                              Vice President, General Counsel
                                 & Secretary